Exhibit 4.8
WYNN LAS VEGAS, LLC
and
WYNN LAS VEGAS CAPITAL CORP.,
as joint and several obligors
AND
KEVYN, LLC
WORLD TRAVEL, LLC
WYNN SHOW PERFORMERS, LLC
WYNN SUNRISE, LLC
and
WLV EVENTS, LLC,
as guarantors
SERIES A AND SERIES B
7¾% FIRST MORTGAGE NOTES DUE 2020
________________________________
INDENTURE
Dated as of August 4, 2010
________________________________
SUPPLEMENTAL INDENTURE
Dated as of February 18, 2015
________________________________

U.S. BANK NATIONAL ASSOCIATION
Trustee
________________________________

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Supplemental Indenture (this “Supplemental Indenture”), dated as of February 18, 2015, among WLV Events, LLC, a Nevada limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of Wynn Las Vegas, LLC, a Nevada limited liability company (“Wynn Las Vegas”), Wynn Las Vegas, Wynn Las Vegas Capital Corp., a Nevada corporation (“Wynn Capital,” and together with Wynn Las Vegas, the “Issuers”) and the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 4, 2010 providing for the issuance of an aggregate principal amount of (a) $1,320,000,000 of 7¾% First Mortgage Notes due 2020 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.        Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.        Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:
  (a)           Along with all Guarantors named in the Indenture, to jointly, severally and unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes, the Collateral Documents or the obligations of the Issuers hereunder or thereunder, that:
     (i)           the principal of, premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

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Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.
  (b)           The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or the Collateral Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
  (c)           The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever, any right or claims of right to cause a marshalling of the Issuers’ or any Guarantor’s assets or to proceed against any Guarantor, any Issuer or any other guarantor of any Obligations which are Guaranteed in any particular order, including, but not limited to, any right arising out of Nevada Revised Statutes 40.430, to the fullest extent permitted by Nevada Revised Statutes 40.495(2).
  (d)           This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
  (e)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Issuers or any Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
  (f)           The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
  (g)           As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
  (h)           The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
  (i)           Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount

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permissible such that the obligations of such Guarantor under this Note Guarantee shall not constitute a fraudulent transfer or conveyance.
3.        Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
4.        Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms.
  (a)           A Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person, other than either of the Issuers or another Guarantor, except as set forth in the Indenture.
  (b)           Notwithstanding the foregoing provisions of this Section 4 or the provisions of Section 11.04 of the Indenture, each Guarantor is permitted to reorganize as a corporation pursuant to a Permitted C-Corp. Conversion.
5.        Releases.
Subject to compliance with the provisions described in Section 4 above and under Article 11 of the Indenture, the Note Guarantee of a Guaranteeing Subsidiary and the security interests granted by that Guaranteeing Subsidiary to secure its Note Guarantee will be released on the terms set forth in the Indenture.
6.        No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of any Guarantor, as such, shall have any liability for any obligations of either Issuer, any Restricted Subsidiary or any Guarantor under the Notes, the Note Guarantees, the Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.
7.        NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 4-1401 OF THE NEW YORK OBLIGATIONS LAW.
8.        Conflicts with Indenture.  This Supplemental Indenture is subject to all terms of the Indenture.  To the extent any provision of this Supplemental Indenture conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
9.        Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.
10.    Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.
11.    The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of

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the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

[Signature Pages Follows]

LA\4013629.3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above hereof.
ISSUERS:

WYNN LAS VEGAS, LLC,
a Nevada limited liability company

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer, Senior Vice
President and Treasurer

WYNN LAS VEGAS CAPITAL CORP.,
a Nevada corporation

By: /s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer and Treasurer

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GUARANTORS:

WYNN SHOW PERFORMERS, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer, Senior Vice President and Treasurer

LA\4013629.3

WORLD TRAVEL, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer, Senior Vice President and Treasurer

WYNN SUNRISE, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,. a Nevada limited liability company, its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer, Senior Vice President and Treasurer

LA\4013629.3

KEVYN, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer, Senior Vice President and Treasurer

WLV EVENTS, LLC,
a Nevada limited liability company

By: Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By: Wynn Resorts, Limited,
a Nevada corporation,
its sole member

/s/ Stephen Cootey
Name: Stephen Cootey
Title: Chief Financial Officer, Senior Vice President and Treasurer

LA\4013629.3

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

LA\4013629.3